UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005

Kmart Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50278	32-0073116

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 West Big Beaver Road, Troy, Michigan	48084

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 463-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     (a)  On February 10, 2005, the Audit Committee of Kmart Holding Corporation (“Kmart”) concluded after management’s recommendation that the previously issued financial statements as of April 30, 2003 and as of and for the 13-weeks ended July 30, 2003, the 13 and 26-weeks ended October 29, 2003, the 39-weeks ended January 28, 2004, the 13-weeks ended April 28, 2004, the 13 and 26-weeks ended July 28, 2004, and the 13 and 39-weeks ended October 27, 2004 should no longer be relied upon. Accordingly, Kmart has filed an amendment to its Form 10-K for the year ended January 28, 2004 in order to restate the audited financial statements contained therein and amendments to its Form 10-Q filings for the quarters ended April 28, 2004, July 28, 2004 and October 27, 2004 in order to restate the unaudited interim financial statements contained therein.

     In conjunction with their review of Sears Holdings Corporation’s registration statement on Form S-4 in connection with the pending merger between Kmart and Sears, Roebuck and Company (“Sears”), the Securities and Exchange Commission (the “SEC”) reviewed Kmart’s Form 10-K for the year ended January 28, 2004. Upon shareholder approvals of the merger transaction, Sears Holdings Corporation will be a new retail company resulting from the merger of Kmart and Sears. As a result of this review, it has been determined that Kmart did not reflect an embedded beneficial conversion feature of the convertible note issued upon emergence from bankruptcy.

     The accounting treatment of the note is based on the determination of a commitment date as defined by Emerging Issues Task Force No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” (“EITF 00-27”). A commitment date occurs when, amongst other things, an agreement is binding on both parties and the agreement specifies all significant terms, including the quantity to be exchanged. Kmart believed that it had met these qualifications as of the initial agreement date and accounted for the note accordingly. The SEC believes that at the time of the agreement these conditions had not been met, and therefore a commitment date did not occur until issuance of the note. After discussions with the SEC, Kmart has agreed to restate its financial statements. The amendments reflect a May 6, 2003 commitment date, resulting in a portion of the note being allocated to stockholders’ equity, as required by EITF 00-27. The restatement resulted in a non-cash charge to interest expense of $5 million during the 13-weeks ended July 30, 2003, $8 million and $13 million dollars during the 13 and 26-weeks ended October 29, 2003, respectively, $22 million during the 39-weeks ended January 28, 2004, $2 million during the 13-weeks ended April 28, 2004, $2 million and $4 million during the 13 and 26-weeks ended July 28, 2004, respectively, and $2 million and $6 million during the 13 and 39-weeks ended October 27, 2004, respectively, due to the amortization of the debt discount.

     The authorized officers of Kmart's management reviewed the accounting treatment and disclosures referred to in this Item 4.02(a) and discussed such treatment and disclosures with BDO Seidman, LLP and PricewaterhouseCoopers LLP, Kmart’s independent registered public accounting firms. The Audit Committee also reviewed the accounting treatment and disclosures referred to in this Item 4.02(a) and discussed such treatment and disclosures with BDO Seidman, LLP.

Item 8.01. Other Events.

     On February 11, 2005, Kmart Holding Corporation (“Kmart” or the “Company”) issued a press release announcing the filing of an amendment to its Form 10-K for the year ended January 28, 2004 and amendments to its Form 10-Q filings for fiscal 2004. A copy of the press release is attached as exhibit 99.1 and is incorporated herein by reference.

     Sears Holdings Corporation has filed a Registration Statement on Form S-4 with the SEC (Registration No. 333-120954) containing a preliminary joint proxy statement-prospectus regarding the proposed transaction. Stockholders are urged to read the definitive joint proxy statement-prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive joint proxy statement-prospectus, as well as other filings containing information about Sears Holdings Corporation, Kmart and Sears, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the definitive joint proxy statement-prospectus and the SEC filings that will be incorporated by reference in the definitive joint proxy statement-prospectus can also be obtained, without charge, by directing a request to Kmart Holding Corporation, 3100 West Big Beaver Road, Troy, Michigan, 48084, Attention: Office of the Secretary, or to Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois, 60179,
Attention: Office of the Secretary. Information regarding Sears Holdings’ proposed directors and executive officers, Kmart’s and Sears’ directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary joint proxy statement-prospectus contained in the above-referenced Registration Statement on Form S-4.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued on February 11, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMART HOLDING CORPORATION
Date: February 14, 2005
	By:	/s/ James F. Gooch

	Name:	James F. Gooch
	Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on February 11, 2005.